                                                                      EXHIBIT 21

                      SIENA HOLDINGS, INC. AND SUBSIDIARIES

                               CORPORATE STRUCTURE
                                  JUNE 30, 2000



     The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of SHI and its subsidiaries are incorporated. Each entity is headquartered at 5068 West Plano Parkway, Suite 300, in Plano, Texas.

                                                                                                     State of
Corporation                                                                                       Incorporation
-----------                                                                                       -------------

Siena Holdings, Inc. (formerly Lomas Financial Corporation)(1).....................................  Delaware
    Siena Information Systems, Inc (formerly Lomas Information Systems)............................  Nevada
    Siena Management, Inc. (formerly Lomas Management, Inc.).......................................  Nevada
    Siena Properties, Inc. (formerly Lomas Properties, Inc.).......................................  Texas
        Siena Investment Properties, Inc. (formerly Lomas Investment Properties, Inc.).............  Nevada
    Siena Housing Management Corp. (formerly Lomas Housing Management Corp.).......................  Texas
    LLG Lands, Inc.................................................................................  Arkansas


Notes to Table of Corporate Structure:
(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.